UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 – K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 14, 2019

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

001-36613

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02(e):	Material Compensatory Plan

At a meeting of the board of directors of The Middlefield Banking Company held on January 14, 2019, the nonemployee directors took a number of actions affecting officer compensation, including determining the compensation of President and Chief Executive Officer Thomas G. Caldwell, Executive Vice President and Chief Operating Officer James R. Heslop, II, and Executive Vice President, Chief Financial Officer and Treasurer Donald L. Stacy. Base salary in 2019 for Mr. Caldwell will be $381,600 (an increase of $21,600), for Mr. Heslop $252,800 (an increase of $20,865), and for Mr. Stacy $211,400 (an increase of $15,700). None of these officers is a party to an employment agreement.

At the same meeting of the board of directors, the nonemployee directors ratified and adopted the recommendation of the Compensation Committee that the Company’s Annual Incentive Plan be continued for 2019. Included in the action was the establishment of award levels under the Bank’s Annual Incentive Plan for executive officers, including Chief Executive Officer Thomas G. Caldwell, Chief Operating Officer James R. Heslop, II, and Chief Financial Officer Donald L. Stacy.

The Annual Incentive Plan is a short-term cash incentive plan that rewards bank employees with additional cash compensation if specified objectives are achieved. For achievement of the 2019 plan performance goals, distributions under the plan would be made in cash to the executives in the first quarter of 2020. For 2019 the bank-wide performance measures have to do with net income, classified loans (that is, reduction of classified loans as a percentage of the sum of Tier 1 capital and the allowance for loan and lease losses), growth in total loans, growth in deposits, and a fifth goal having to do with the bank’s regulatory status. For this purpose the bank’s regulatory status means the bank’s exposure to serious regulatory criticism of banking practices or vulnerability to other adverse regulatory conditions, such as formal or informal enforcement actions or inability to obtain approval of regulatory applications. Regulatory status is a subjective judgement made by the compensation committee. The Annual Incentive Plan may be terminated by the board of directors at any time.

The precise 2019 performance goals, which are considered confidential, have not yet been established for certain executive officers, including Messrs. Caldwell, Heslop, and Stacy.

ITEM 9.01(d):	Exhibits

Exhibit 10.22	Annual Incentive Plan (incorporated by reference to Exhibit 10.22 of Middlefield Banc Corp.’s Form 8-K Current Report filed on June 12, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: January 15, 2019	/s/ James R. Heslop, II,
Executive Vice President and COO